EXHIBIT 10.05
SYMANTEC CORPORATION
1996 EQUITY INCENTIVE PLAN
(Amended August 21, 2003)
     1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 23.
     2. Shares Subject to the Plan.
     2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 48,872,204 Shares, of which no more than ten percent (10%) shall be issued as Restricted Stock Awards. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.
     2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the Purchase Price and number of Shares subject to other outstanding Awards, including Restricted Stock Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.
     3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction; and provided further, that unless otherwise determined by the Board, non-employee directors shall receive Options only pursuant to the formula award provisions set forth in Section 6. No person will be eligible to receive more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent, Subsidiary or Affiliate of the Company (including new employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate of the Company) who are eligible to receive up to a maximum of 800,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.
     4. Administration.
     4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, except as provided in Section 6, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:
     (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
     (b) prescribe, amend and rescind rules and regulations relating to this Plan;
     (c) select persons to receive Awards;
     (d) determine the form and terms of Awards;
     (e) determine the number of Shares or other consideration subject to Awards;

     (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
     (g) grant waivers of Plan or Award conditions;
     (h) determine the vesting, exercisability and payment of Awards;
     (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
     (j) amend any option agreements executed in connection with this Plan;
     (k) determine whether an Award has been earned; and
     (l) make all other determinations necessary or advisable for the administration of this Plan.
     4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.
     4.3 Section 162(m) Requirements. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of whom are Outside Directors.
     5. Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
     5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
     5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
     5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
     5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.
     5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

     5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
     (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options; provided however, that options granted to non-employee directors pursuant to Section 6 shall remain exercisable for a period of seven (7) months following the non-employee director’s termination as a director or consultant of the Company or any Affiliate.
     (b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.
     (c) Notwithstanding anything to the contrary herein, if the Participant is Terminated because of the Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, Participant’s Options shall not be exercisable and shall expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.
     5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
     5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
     5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (b) notwithstanding anything to the contrary elsewhere in the Plan, the Company will not reprice Options issued under the Plan by lowering the Exercise Price of a previously granted Award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower Exercise Price, without prior approval of the Company’s stockholders.
     5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

     6. Formula for Non-Employee Director Option Grants and Vesting.
     6.1 Grant of Formula Option. Options shall be granted to non-employee directors of the Company or any Affiliate (“non-employee directors”) during the term of this Plan as follows: (i) to the extent that a stock option has not already been granted to a non-employee director during the fiscal year of the Company in which such director becomes a director, a NQSO to purchase 20,000 shares will automatically be granted to such director upon such director’s joining the Board, (ii) a NQSO to purchase 12,000 shares will be granted to each non-employee director, other than a non-employee director acting as the Chairman of the Board on the day after the Annual Meeting of Stockholders, provided that no such grant shall be made to a director within six months of the initial grant to such director and with the exception that the award grant to a continuing director following the Annual Meeting of Stockholders in September 2002 shall be 6,000 shares, and (iii) a NQSO to purchase 20,000 shares will be granted each year to the non-employee director acting as the Chairman of the Board on the day after the Annual Meeting of Stockholders, provided, that no such grant shall be made to a director within six months of the initial grant to such director. Only non-employee directors who are neither an employee of the Company nor the holder of more than one percent of the Shares or a representative of any such stockholder shall be eligible for a formula option grant.
     6.2 Exercise Period for Formula Options. A non-employee director may exercise a granted option in whole or in part for any Vested Shares, as determined in accordance with Section 6.3 hereof; provided, however, that the option shall expire and terminate on the tenth anniversary of the date of grant, or earlier in accordance with the provisions of this Plan.
     6.3 Vesting of Formula Options. Twenty-five percent (25%) of the Shares shall vest on the First Vesting Date, as specified in the Stock Option Grant, with the remaining Shares vesting at the rate of 2.0833% of the total Shares per month over the subsequent three years (each a “Succeeding Vesting Date”) provided that the non-employee director provides services to the Company or a Parent, Subsidiary or Affiliate of the Company on the First Vesting Date and on each Succeeding Vesting Date thereafter. Shares that are vested pursuant to the vesting schedule set forth in this Section 6.3 are “Vested Shares” and are exercisable hereunder.
     7. Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
     7.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a written agreement (the “Restricted Stock Purchase Agreement”), which will be in substantially a form (which need not be the same for each Participant) that the Committee shall from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company the Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.
     7.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted, provided that the Exercise Price of any Restricted Stock Award to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment of the Purchase Price must be made in accordance with Section 8 of this Plan and as permitted in the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company.
     7.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company and/or upon completion of the performance goals as set out in advance in the Participant’s Restricted Stock Purchase Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

     7.4 Termination During Performance Period. Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during a Performance Period for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares, as described in Section 12 of this Plan, if and as set forth in the applicable Restricted Stock Purchase Agreement.
     8. Payment for Share Purchases.
     8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:
     (a) by cancellation of indebtedness of the Company to the Participant;
     (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;
     (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;
     (d) by waiver of compensation due or accrued to the Participant for services rendered; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;
     (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
     (1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
     (2) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
     (f) by any combination of the foregoing.
     8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant, provided the Company has full recourse to the Participant relative to the guarantee.
     9. Withholding Taxes.
     9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
     9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date"). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee.

     10. Privileges of Stock Ownership.
     10.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price pursuant to Section 12.
     10.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.
     11. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.
     12. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be.
     13. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
     14. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
     15. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.
     16. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
     17. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
     18. Corporate Transactions.
     18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that all formula option grants, pursuant to Section 6, shall accelerate and be fully vested upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Options pursuant to a transaction described in this Subsection 18.1, all Options will expire on such transaction at such time and on such conditions as the Board shall determine.
     18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”
     18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
     19. Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of this Plan or any amendment increasing the number of Shares subject to this Plan is not obtained, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

     20. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.
     21. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, or change the designation of employees or class of employees eligible for participation in this Plan.
     22. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
     23. Definitions. As used in this Plan, the following terms will have the following meanings:
     “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.
     “Award” means any award under this Plan, including any Option or Restricted Stock Award.
     “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.
     “Company” means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.
     “Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
     “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.
     “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
     (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the last trading day prior to the date of determination as reported in The Wall Street Journal;
     (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
     (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

     (d) if none of the foregoing is applicable, by the Committee in good faith.
     “Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.
     “Option” means an award of an option to purchase Shares pursuant to Section 5.
     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Participant” means a person who receives an Award under this Plan.
     “Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
(1)	Net revenue and/or net revenue growth;

(2)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3)	Operating income and/or operating income growth;

(4)	Net income and/or net income growth;

(5)	Earnings per share and/or earnings per share growth;

(6)	Total stockholder return and/or total stockholder return growth;

(7)	Return on equity;

(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;

(10)	Economic value added; and

(11)	Individual business objectives.
     “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.
     “Plan” means this Symantec Corporation 1996 Equity Incentive Plan, as amended from time to time.
     “Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to a Restricted Stock Award.
     “Restricted Stock Award” means an award of Shares pursuant to Section 7 of this Plan.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.
     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

Exhibit A
Form of Stock Option Agreement

SYMANTEC CORPORATION
STOCK OPTION GRANT — TERMS AND CONDITIONS
          1. Grant of Option. Symantec Corporation, a Delaware corporation, (the “Company”), hereby grants to the optionee named in the Stock Option Grant (the “Optionee”) an option (this “Option”) to purchase the Total Number of Shares Subject to Option set forth in the Stock Option Grant (the “Shares”) at the Exercise Price Per Share set forth in the Stock Option Grant (the “Exercise Price”), subject to all of the terms and conditions set forth in this Terms and Conditions of Stock Option Grant and the Stock Option Grant (collectively, the “Grant”) and in the Company’s 1996 Equity Incentive Plan (the “Plan”). If designated as an incentive stock option in the Stock Option Grant, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). If not so designated, this Option shall be a nonqualified stock option (“NQSO”).
          2. Exercise Period of Option. Subject to the terms and conditions set forth in this Grant and in the Plan, Optionee may exercise this Option in whole or in part for any Vested Shares, as determined in accordance with Section 8 hereof; provided, however, that this Option shall expire and terminate on the Expiration Date set forth in the Stock Option Grant (the “Expiration Date”), or earlier, as provided in Section 4 hereof, and must be exercised, if at all, on or before the Expiration Date.
          3. Restrictions on Exercise. Exercise of this Option is subject to the following limitations:
                    (a) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.
                    (b) This Option may not be exercised until the Plan, or any required increase in the number of shares authorized under the Plan, is approved by the stockholders of the Company.
                    (c) If Optionee is determined by the Company to be an officer subject to the reporting and other requirements set forth in Section 16 of the Securities Exchange Act of 1934 and associated regulations (a “Section 16 Officer”), Optionee shall be subject such additional restrictions upon exercise of this Option and/or sale of shares issued pursuant to an exercise of this Option as may be established from time to time by the Chairman/CEO of the Company and/or the Compensation committee of the Company’s Board of Directors.

1.

          4. Termination of Option. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company (each as defined in the Plan), except in the case of sick leave, military leave, or any other leave of absence approved by the committee appointed by the Company’s Board of Directors to administer the Plan (the “Committee”) or by any person designated by the Committee, provided that such leave is for a period of not more than ninety days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee or its designee will have sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the “Termination Date”).
                    (a) If Optionee ceases to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise this Option to the extent (and only to the extent) that it would have been exercisable upon the Termination Date, within three months after the Termination Date, but in any event no later than the Expiration Date.
                    (b) If Optionee ceases to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company because of the death or disability of Optionee, within the meaning of Section 22 (e) (3) of the Code, (or the Optionee dies within three months after the Optionee ceases to provide services other than because of such Optionee’s death or disability) the Option may be exercised to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, by Optionee (or the Optionee’s legal representative) within twelve months after the Termination Date, but in any event no later than the Expiration Date.
                    (c) Notwithstanding anything to the contrary herein, if Optionee ceases to provide services to the Company or any Parent, Subsidary or Affiliate of the Company because of the Optionee’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, this Option shall not be exercisable and shall terminate upon the Optionee’s Termination Date. Termination by the Company based on Optionee’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that Optionee is guilty of such criminal act or intentional tort.
Nothing in this Grant or in the Plan shall confer on Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.
          5. Manner of Exercise.
                    (a) This Option shall be exercisable by delivery to the Company of an executed written Notice of Intent to Exercise Stock Option in the form attached hereto, or in such other form as may be approved by the Company

2.

(the “Exercise Agreement”), which shall set forth Optionee’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.
                    (b) Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (by check); (ii) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value (as defined in the Plan) equal to the Exercise Price of the Option; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (v) provided that a public market for the Company’s stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (vi) by any combination of the foregoing where approved by the Committee, or its designee, in its sole discretion.
                    (c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.
                    (d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative or assignee.
          6. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee pursuant to this Grant is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date which is two years after the Grant Date, or (2) the date one year after exercise of the ISO with respect to which the Shares are to be sold or disposed, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.
          7. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

3.

          8. Vesting Schedule. Shares that are vested pursuant to the vesting schedule set forth in the Stock Option Grant are “Vested Shares” and exercisable hereunder, provided that the Optionee provides services to the Company or a Parent, Subsidiary or Affiliate of the Company on the First Vesting Date and on each Succeeding Vesting Date thereafter.
          9. Compliance with Laws and Regulations. The exercise of this Option and the issuance of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer.
          10. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
                    (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.
                    (b) Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
                    (c) Disposition of Shares. If the Shares are held for at least twelve months after the date of the transfer of the Shares pursuant to the exercise of this Option (and, if this Option qualifies as an ISO, are disposed of at least two years after the Grant Date), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Grant Date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.
          11. Interpretation. Any dispute regarding the interpretation hereof or of the Plan shall be submitted by Optionee or the Company forthwith to

4.

the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.
          12. Governing Law. This Grant shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Grant is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
          13. Notices. Any notice required to be given or delivered to the Company under the terms of this Grant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated in the Stock Option Grant or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by facsimile, rapifax or telecopier.
          14. Entire Agreement. The Plan and the Exercise Agreement are incorporated in this Grant by reference. This Grant constitutes the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.
EXHIBIT I
NOTICE OF INTENT TO EXERCISE STOCK OPTION
SYMANTEC CORPORATION
20330 Stevens Creek Blvd.
Cupertino, CA 95014
DATE: __ __ \ __ __ \ __ __
PURSUANT to the Stock Option Grants (detailed below) granted to me by Symantec Corporation (the “Company”), I hereby notify the company that I wish to exercise my right to purchase shares of common stock as described in the table below. I acknowledge that I have received, read and understood a copy of the Plan and the Grant Agreement, and that such are incorporated herein by reference.

Grant	Grant	Option Type	Option Price	Number	Total
Number	Date	(NQ or ISO)	Per Share	of Shares	Option Pri

TOTALS

I do not wish to sell the shares at this time. Payment for these shares will be made in a manner as defined in and allowed by the Plan and the Company. Please deliver the shares to the following address:

❑ I am not a Company Insider.
❑ I am a Company Insider and have received pre-clearance approval from the Legal Department of the Company.

Name	Signature

Address

Social Security Number: __ __\ __ __\ __ __ __ __	Office Location:

Daytime Telephone Number:	Home Telephone Number:
Fax this form to the attention of “Stock Administration” in the Cupertino office, NOT to your broker.
Stock Administration Fax Number: (408) 517-8118.

Exhibit B
Form of Restricted Stock Purchase Agreement

SYMANTEC CORPORATION
1996 EQUITY INCENTIVE PLAN
RESTRICTED STOCK PURCHASE AGREEMENT
(STOCK AWARD DOCUMENTATION)
     This Restricted Stock Purchase Agreement (the “AGREEMENT”) is made and entered into as of                                         ,                      (the “EFFECTIVE DATE”) by and between Symantec Corporation, a Delaware corporation (the “COMPANY”), and the purchaser-participant named below (the “PARTICIPANT”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 1996 Equity Incentive Plan (the “PLAN”).

PARTICIPANT:

SOCIAL SECURITY NUMBER:

ADDRESS:

TOTAL NUMBER OF SHARES:

PURCHASE PRICE PER SHARE:

TOTAL PURCHASE PRICE:

     1. PURCHASE OF SHARES.
          1.1 Purchase of Shares. On the Effective Date and subject to the terms and conditions of this Agreement and the Plan, Participant hereby purchases from the Company, and the Company hereby sells to Participant, the Total Number of Shares set forth above (the “SHARES”) of the Company’s Common Stock at the Purchase Price Per Share as set forth above (the “Purchase Price Per Share”) for a Total Purchase Price as set forth above (the “PURCHASE PRICE”). As used in this Agreement, the term “SHARES” includes the Shares purchased under this Agreement and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.
          1.2 Title to Shares. The exact spelling of the name(s) under which Participant will take title to the Shares is:

          Participant desires to take title to the Shares as follows:
          [ ] Individual, as separate property
          [ ] Husband and wife, as community property
          [ ] Joint Tenants
          1.3 Payment. Participant hereby delivers payment of the Purchase Price in cash (by check) in the amount of $                    , receipt of which is acknowledged by the Company.
     2. DELIVERIES BY PARTICIPANT. Participant hereby delivers to the Company (i) a duly executed copy of this Agreement, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the “STOCK POWERS”), both executed by Participant (and Participant’s spouse, if any), (iii) if Participant is married, a Consent of Spouse in the form of Exhibit 2 attached hereto (the “SPOUSE CONSENT”) executed by Participant’s spouse, and (iv) payment of the Purchase Price by the method(s) check above (if by delivery of a check, then a copy of the check is attached hereto as Exhibit 4).
     3. COMPANY’s REPURCHASE OPTION FOR UNVESTED SHARES. The Company, or its assignee, shall have the option to repurchase all or a portion of the Participant’s Unvested Shares (as defined in Section 3.2 below) on the terms and conditions set forth in this Section (the “REPURCHASE OPTION”) if Participant is terminated for any reason, or no reason, including without limitation Participant’s death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without cause.
          3.1 Termination and Termination Date. In case of any dispute as to whether Participant has been terminated, the Compensation Committee shall have sole discretion to determine whether Participant has been terminated and the effective date of such termination (the “TERMINATION DATE”).
          3.2 Unvested and Vested Shares. Shares that are vested pursuant to the schedule set forth in this Section 3.2 are “VESTED SHARES.” Shares that are not vested pursuant to the schedule set forth in this Section 3.2 are “UNVESTED SHARES.” Unvested Shares may not be sold or otherwise transferred by Participant without the Company’s prior written consent. On the Effective Date all of the Shares will be Unvested Shares. If Participant has continuously been employed at all times from the Effective Date until the first anniversary of the Effective Date (the “FIRST VESTING DATE”), then on the First Vesting Date [                    ] of the Shares will become Vested Shares; and thereafter, if Participant has continuously been employed at all times from the First Vesting Date until the second anniversary of the Effective Date (the “SECOND VESTING DATE”), then on the Second Vesting Date [                    ] of the Shares will become Vested Shares. If the application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share except for the last installment in such vesting period, at the end of which the balance of Unvested Shares shall become Vested Shares. No Shares will become Vested Shares after the Termination Date. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 2.2 of the Plan. Any new, additional or different securities the Participant may become entitled to receive with respect to Unvested Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as such Unvested Shares; and Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased at the Repurchase Price (defined below).
          3.3 Exercise of Repurchase Option. At any time within ninety (90) days after the Termination Date, the Company, or its assignee(s), may elect to repurchase any or all of the Participant’s Unvested Shares by giving Participant written notice of exercise of the Repurchase Option.
          3.4 Calculation of Repurchase Price. The Company or its assignee(s) shall have the option to repurchase from Participant (or from Participant’s personal representative as the case may be) the Participant’s Unvested Shares at the Participant’s original Purchase Price Per Share (as adjusted to reflect any stock split or similar change in the capital structure of the Company as set forth in Section 2.2 of the Plan) (the “REPURCHASE PRICE”).
          3.5 Payment of Repurchase Price. The Repurchase Price shall be payable, at the option of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by Participant to the Company, or such assignee, or by any combination thereof. The Repurchase Price shall be paid without interest within sixty (60) days after exercise of the Repurchase Option.
          3.6 Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Participant at any time for any reason or no reason, with or without cause.
     4. RESTRICTIONS ON TRANSFERS. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares that are subject to the Repurchase Option.
     5. RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of this Agreement, Participant will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Participant delivers payment of the Purchase Price until such time as Participant disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option. Upon an exercise of the Repurchase Option, Participant will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Participant will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

     6. ESCROW. As security for Participant’s faithful performance of this Agreement, Participant agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Participant and by Participant’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “ESCROW HOLDER”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Participant and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be released from escrow upon termination of the Repurchase Option.
     7. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.
          7.1 Legends. Participant understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Participant and the Company or any agreement between Participant and any third party:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING THE RIGHT OF REPURCHASE HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF REPURCHASE, ARE BINDING ON TRANSFEREES OF THESE SHARES.
          7.2 Stop-Transfer Instructions. Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          7.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any participant or other transferee to whom such Shares have been so transferred.
     8. TAX CONSEQUENCES. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’s

PURCHASE OR DISPOSITION OF THE SHARES. PARTICIPANT REPRESENTS (I) THAT PARTICIPANT HAS CONSULTED WITH ANY TAX ADVISER THAT PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (II) THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Participant hereby acknowledges that Participant has been informed that, unless an election is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days of the purchase of the Shares to be effective, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Purchase Price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Participant, measured by the excess, if any, of the Fair Market Value of the Vested Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Participant represents that Participant has consulted any tax advisers Participant deems advisable in connection with Participant’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit 3 for reference. PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.
     9. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
     10. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
     11. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
     12. NOTICES. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by rapifax or telecopier.
     13. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
     14. HEADINGS. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.
     15. ENTIRE AGREEMENT. The Plan and this Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be EXECUTED IN TRIPLICATE by its duly authorized representative and Participant has executed this Agreement in triplicate as of the Effective Date. THIS AGREEMENT, ALONG WITH PAYMENT FOR THE SHARES BEING PURCHASED, MUST BE RECEIVED BY THE REPRESENTATIVE OF THE COMPANY NAMED BELOW NO LATER THAN THE THIRTIETH DAY AFTER THIS AGREEMENT WAS FIRST DELIVERED TO PARTICIPANT FOR EXECUTION.

SYMANTEC CORPORATION	PARTICIPANT

By:

(Signature)

(Please print name)	(Please print name)

(Please print title)

Address:	Address:

Fax No.:	Fax No.:

Phone No.	Phone No.:

[SIGNATURE PAGE TO SYMANTEC CORPORATION. RESTRICTED STOCK PURCHASE AGREEMENT]

LIST OF EXHIBITS
Exhibit 1: Stock Power and Assignment Separate from Stock Certificate
Exhibit 2: Spouse Consent
Exhibit 3: Election Under Section 83(b) of the Internal Revenue Code
Exhibit 4: Copy of Participant’s Check

EXHIBIT 1
STOCK POWER AND ASSIGNMENT
SEPARATE FROM STOCK CERTIFICATE

STOCK POWER AND ASSIGNMENT
SEPARATE FROM STOCK CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement No. ___[COMPLETE AT THE TIME OF EXERCISE] dated as of                                         , ___, [COMPLETE AT THE TIME OF EXERCISE] (the “AGREEMENT”), the undersigned hereby sells, assigns and transfers unto                                                             ,                                 shares of the Common Stock $0.01, par value per share, of Symantec Corporation, a Delaware corporation (the “COMPANY”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                      [COMPLETE AT THE TIME OF EXERCISE] delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.
Dated:                                                             ,

PARTICIPANT

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)
INSTRUCTIONS TO PARTICIPANT: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its “Repurchase Option” set forth in the Agreement without requiring additional signatures on the part of the Participant or Participant’s Spouse, if any.

EXHIBIT 2
SPOUSE CONSENT

SPOUSE CONSENT
     The undersigned spouse of                      (the “PARTICIPANT”) has read, understands, and hereby approves the Restricted Stock Purchase Agreement between Participant and the Company (the “AGREEMENT”). In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints Participant as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Date:

Print Name of Participant’s Spouse

(Please print name)	Signature of Participant’s Spouse

Address:

(Please print title)

     [                    ] Participant, initial this box if you do not have a spouse.

EXHIBIT 3
ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE
     The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, as amended, to include in gross income for the Taxpayer’s current taxable year the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is described as follows: shares of Common Stock of Symantec Corporation, a Delaware corporation (the “COMPANY”), which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were purchased was , and this election is made for calendar year .

4.	The shares are subject to the following restrictions: The Company may repurchase all or a portion of the shares at the Taxpayer’s original purchase price under certain conditions at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $ per share at the time of purchase.

6.	The amount paid for such shares was $ per share.

7.	The Taxpayer has submitted a copy of this statement to the Company.
THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated: ,
Taxpayer’s Signature